Exhibit 1.3

May 15, 2024

Imunon, Inc.

997 Lenox Drive, Suite 100,

Lawrenceville, NJ 08648

Attention: Jeffrey Church, Chief Financial Officer

Re: Amendment No. 1 to At The Market Offering Agreement

Dear Mr. Church:

Reference is made to the At The Market Offering Agreement, dated as of May 25, 2022 (the “ATM Agreement”), between Imunon, Inc. (f/k/a Celsion Corporation) (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”). This Amendment No. 1 to the ATM Agreement (this “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1. The defined term “Agreement” in the ATM Agreement is hereby amended to mean the ATM Agreement as amended by this Amendment.

2. The defined term “Company” in the ATM Agreement is hereby amended by deleting “Celsion Corporation” and inserting in its place “Imunon, Inc.,” and any references to the trading symbol “CLSN” are replaced with the trading symbol “IMNN.”

3. The second paragraph of Section 1 of the ATM Agreement is hereby amended and restated in its entirety as follows:

“The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus included as part of the registration statement, which prospectus specifically relates to the Placement Shares (the “Sales Prospectus”). The Company will furnish to the Agent, for use by the Agent, copies of the Sales Prospectus included as part of such registration statement, relating to the Placement Shares to be issued from time to time by the Company. Except where the context otherwise requires, such registration statement, any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, is herein called the is herein called the “Registration Statement.” The Sales Prospectus, including all documents incorporated therein by reference, to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented, if necessary, by one or more prospectus supplements, in the form in which such prospectus and/or Sales Prospectus have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with the then issued Issuer Free Writing Prospectus(es) (as defined below), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.”

4. The defined term “Prospectus Supplement” in the ATM Agreement is hereby replaced in all instances with “Sales Prospectus.”

5. The second, third and fourth sentences of Section 6(a) in the ATM Agreement are hereby amended and restated as follows:

“The Registration Statement has been or will be filed with the Commission, and prior to the delivery of any Placement Notice, shall have been declared effective by the Commission under the Securities Act. The Sales Prospectus will name the Agent as the agent in the section entitled “Plan of Distribution.” The Company shall not have received any order or notice from the Commission preventing or suspending the use of the Registration Statement or threatening or instituting proceedings for that purpose.”

6. The first sentence of Section 7(m) is amended and restated as follows:

“(m) Legal Opinion. On or prior to the date of the first Placement Notice given hereunder, the Company shall cause to be furnished to the Agent a written opinion and a negative assurance letter of counsel for the Company (“Company Counsel”), each in form and substance reasonably satisfactory to the Agent.”

7. The first sentence of Section 7(n) is amended and restated as follows:

“(n) Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date, other than pursuant to Section 7(l)(iii), the Company shall cause its independent accountants to furnish the Agent letters (the “Comfort Letter”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n), provided that, if the Agent reasonably requests a Comfort Letter in connection with a Representation Date pursuant to Section 7(l)(iii), upon such request, a Comfort Letter shall be deliverable to the Agent hereunder.”

8. Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way be changed, modified or superseded by the terms set forth herein.

9. This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Mark W. Viklund
Name:	Mark W. Viklund
Title:	Chief Executive Officer

Accepted and Agreed:

Imunon, Inc.

By:	/s/ Jeffrey Church
Name:	Jeffrey Church
Title:	Chief Financial Officer

[signature page to IMNN Amendment to atm agreement]

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